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Exhibit 10.22

SECOND AMENDMENT TO AGREEMENT OF LEASE

        THIS SECOND AMENDMENT TO AGREEMENT OF LEASE (this "Amendment") is made on this 19th day of September 2000, by and between MASONS MILL PARTNERS, L.P., a Pennsylvania limited partnership ("Landlord"), and IMMUNICON CORPORATION, a Pennsylvania corporation ("Tenant").

BACKGROUND

        Pursuant to a certain Agreement of Lease dated August 20, 1999 (the "Original Lease"), as amended by a certain First Amendment to Agreement of Lease dated as of August 20, 1999 (the "First Amendment"), Tenant is leasing from Landlord 16,750 rentable square feet of space, as more particularly described in the Original Lease, (the "Existing Premises") in the building known as Building # 1 erected on certain land (the "Land") located at Masons Mill Business Park, Huntingdon Valley, Pennsylvania 19006 (the "Park") for an initial term expiring on November 30, 2006. The Original Lease and the First Amendment are sometimes referred to herein collectively as the "Lease." Landlord and Tenant now desire to amend the Lease to provide, among other things, for the expansion of the Demised Premises as set forth below.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

        1.    Capitalized Terms: "Building".    The capitalized terms used in this Amendment shall have the same meanings as are set forth in the Lease, except where otherwise defined herein. The term "Building" as used in the Lease and in this Amendment shall mean collectively Buildings #1 and #2 in the Park, as well as the pedestrian bridge presently connecting Buildings #1 and #2 (the "Bridge"). Notwithstanding the foregoing, (a) the term "Building" as used in Exhibit "B" to this Amendment shall mean Building #2 as well as the Bridge, and (b) the term "Building" as used in Section 27 of the Original Lease, in Exhibit "D" of the Original Lease, in Subsection 10.4(d) of the Original Lease (as set forth in Section 4 of the First Amendment) and in Section 6 of the First Amendment shall mean Building #1.

        2.    Expansion of the Demised Premises to include the Additional Space.    Landlord, for a term commencing on the date of this Amendment and subject to the provisions and conditions hereof and of the Lease, hereby leases to Tenant, and Tenant hereby rents from Landlord, an additional 12,715 rentable square feet of space constituting all of the rentable space in Building #2 and the Bridge as identified on Exhibit "A" (the "Additional Space"). Except as otherwise set forth in this Amendment, effective on the date of this Amendment, the Demised Premises shall consist of and be defined as all of Building #1, the Bridge and Building #2 in the Park containing 29,465 rentable square feet of space. Tenant agrees to accept possession of the Additional Space in an "AS IS" condition, and shall be responsible for the performance, in accordance with the provisions of Exhibit "B," of all work necessary or desirable to render the Additional Space ready for Tenant's occupancy.

        3.    Fixed Rent for Additional Space and Existing Premises.

            (a)   Commencing on the Additional Space Rent Commencement Date (as defined below) and continuing throughout the remainder of the Lease Term, Fixed Rent for the Additional

    Space ONLY shall be payable by Tenant to Landlord, in the manner set forth in the Lease, according to the following schedule:

Period of Lease Term	Annual Fixed Rent Due	Monthly Installment of Annual Fixed Rent	Annual Fixed Rent per Rentable Square Foot
Additional Space Rent Commencement Date - 11/30/01	$228,870.00	$19,072.50	$18.00 + electric
12/1/01 - 11/30/02	$235,227.50	$19,602.29	$18.50 + electric
12/1/02 - 11/30/03	$241,585.00	$20,132.08	$19.00 + electric
12/1/03 - 11/30/04	$247,942.50	$20,661.88	$19.50 + electric
12/1/04 - 11/30/05	$254,300.00	$21,191.67	$20.00 + electric
12/1/05 - 11/30/06	$260,657.50	$21,721.46	$20.50 + electric

The Annual Fixed Rent set forth above is an annualized amount. The "Additional Space Rent Commencement Date" shall be the earlier of (i) the date on which Tenant commences business operations in all or any part of the Additional Space, or (ii) December 1, 2000. Upon actual determination by Landlord of the Additional Space Rent Commencement Date, Landlord and Tenant shall confirm such date in writing. Tenant agrees to execute and return such written confirmation within five (5) days of delivery of the same by Landlord. In the event Tenant fails to execute and return the same within the specified time period, such statement shall be deemed true and correct for all purposes under the Lease (as amended) and may be relied upon by Landlord and Tenant.

            (b)   In addition to the Fixed Rent payments set forth above for the Additional Space, Tenant shall continue to pay Fixed Rent for the Existing Premises in accordance with the Lease.

        4.    Additional Rent; Tenant's Proportionate Share; Operating Expense Allowance.    Tenant shall continue to pay Additional Rent as set forth in the Lease; provided, however, that from and after the Additional Space Rent Commencement Date, the Operating Expense Allowance shall be increased to $146,735.70 ($4.98 multiplied by 29,465) and Tenant's Proportionate Share shall be increased to 13.911% (29,465/211,811).

        5.    Confession of Judgment for Possession.    Subsection 18.1(f) and Section 18.2 of the Lease are hereby amended and restated in their entirety, and shall be applicable to the Lease as amended and to the Existing Premises and the Additional Space.

            18.1(f). SECTION 18.1.(f)(i) BELOW SETS FORTH WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRIOR NOTICES AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

Tenant's initials:	/s/ [ILLEGIBLE]
9/14/00

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            (i)    CONFESSION OF JUDGMENT FOR POSSESSION. TENANT IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE DEMISED PREMISES, WITHOUT STAY OF EXECUTION. TO THE EXTENT PERMITTED BY LAW, TENANT RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A VERIFIED COPY OF THIS LEASE IS FILED, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL LEASE. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND JUDGMENT MAY BE CONFESSED AS OFTEN AS ANY EVENT OF DEFAULT HEREUNDER OCCURS. SUCH AUTHORITY MAY BE EXERCISED DURING OR AFTER THE EXPIRATION OF THE LEASE TERM AND/OR DURING OR AFTER THE EXPIRATION OF ANY EXTENDED OR RENEWAL TERM. IF SUCH PROCEEDING IS TERMINATED AND THE POSSESSION OF THE DEMISED PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT AND UPON ANY SUBSEQUENT EVENT OR EVENTS OF DEFAULT, OR UPON THE TERMINATION OF THIS LEASE UNDER ANY OF THE TERMS OF THIS LEASE, TO BRING ONE OR MORE FURTHER ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE DEMISED PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE DEMISED PREMISES AS HEREINABOVE PROVIDED.

            18.2 PROCEEDINGS. IF PROCEEDINGS SHALL BE COMMENCED BY LANDLORD TO RECOVER POSSESSION UNDER THE ACTS OF ASSEMBLY AND RULES OF CIVIL PROCEDURE, EITHER AT THE END OF THE LEASE TERM OR UPON THE EARLIER TERMINATION OF THIS LEASE, OR FOR NON-PAYMENT OF RENT OR ANY OTHER REASON, TENANT SPECIFICALLY WAIVES THE RIGHT TO ANY AND ALL NOTICES REQUIRED BY THE LANDLORD AND TENANT ACT OF 1951, AS THE SAME MAY BE AMENDED, AND AGREES THAT TEN (10) DAYS' NOTICE SHALL BE SUFFICIENT IN ALL CASES.

        6.    Right of First Offer.    Sections 1.2 and 1.3 of the Original Lease are hereby deleted in their entirety.

        7.    Brokers.    Each party represents and warrants to the other that it, he, she or they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Amendment, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party's breach of its, his, her or their representation or warranty contained in this Article.

        8.    Miscellaneous.    Except as otherwise provided in this Amendment, all provisions of the Lease shall continue in full force and effect, and are incorporated herein by reference; however, to the extent that anything contained in this Amendment conflicts with or is inconsistent with any term or provision of the Lease, the terms and provisions of this Amendment shall control. This Amendment shall be binding upon, and shall inure to the benefit of, Landlord and Tenant and their respective successors and assigns.

3

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed on the day and year first above written.

LANDLORD:
MASONS MILL PARTNERS, L.P., a Pennsylvania limited partnership
By: Woodmount Company, LLC, a Pennsylvania limited liability company, its sole General Partner
By:	/s/ DUNCAN B. PITCAIRN
Name:	Duncan B. Pitcairn
Title:	Managing Member
TENANT:
IMMUNICON CORPORATION
By:	/s/ James G. Murphy
Name:	James G. Murphy
Title:	Vice President

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EXHIBIT "A"

[GRAPHIC]

EXHIBIT "B"

STANDARDS FOR WORK TO BE PERFORMED BY TENANT

1.
Prior to commencing any work in connection with the initial fitout of the Additional Space for use by Tenant (referred to collectively hereinafter as the "Tenant's Work"), Tenant shall first obtain the approval of Landlord, in writing, of the specific work Tenant proposes to perform. In connection therewith, Tenant shall prepare and deliver to Landlord, for its approval, which approval shall not be unreasonably withheld or delayed, complete architectural, mechanical, electrical and structural plans and specifications for the construction of the Tenant's Work (the "Construction Drawings"). The Construction Drawings shall be prepared by Tenant's design professional(s) (all of whom shall be duly licensed by the authority having jurisdiction over the appropriate profession) at Tenant's sole cost and expense (except as otherwise set forth in this Exhibit). Following approval by Landlord, the Construction Drawings shall not be changed, nor shall substitutions be made, without Landlord's prior approval. Promptly following the completion of the Construction Drawings, or the approval of any changes thereto, as applicable, Landlord shall advise Tenant whether it shall be obligated to remove portions of the Tenant's Work upon the expiration or earlier termination of the Lease Term, in accordance with Article 8 of the Original Lease; provided, however, that in no event shall Tenant be required to remove any portion of the Tenant's Work which is a typical improvement in first-class office space, unless expressly set forth in the Lease, as amended. Without limiting the foregoing, under no circumstances shall the following improvements be deemed "typical": (i) any improvement directly related to any specialty use which is incidental or subordinate to general office use, such as the cooking and related equipment and improvements in any kitchen or cafeteria; (ii) any floor openings, depressed slabs, dumbwaiters, safes or vaults, raised floors, supplemental HVAC or UPS; and (iii) any improvement which contains any Hazardous Substance or does not comply with applicable laws, codes, ordinances, regulations and requirements.

2.
To the end that there shall be no labor disputes which would interfere with any construction occurring in the Park or the operation thereof, or any part thereof including, but not limited to, the Additional Space, in performing any work in or about the Additional Space, Tenant agrees to engage the services of, or to permit the engagement of, only such contractors, subcontractors and subsubcontractors ("Tenant's Contractors") as will work in harmony and without causing any labor dispute with each other, with Landlord's contractors and subcontractors and with the contractors and subcontractors of all other tenants working in or about the Park or any part thereof. Tenant also shall require Tenant's Contractors to employ only such labor as will work in harmony and without causing any labor dispute with all other labor then working in or about the Park or any part thereof including, but not limited to, the Additional Space. Furthermore, only those Tenant's Contractors as have been duly licensed by the authority having jurisdiction over the appropriate profession and which have been approved in writing by Landlord, may perform any portion of the Tenant's Work. Landlord shall have the right, among other things, to condition such approval on the delivery by such Tenant's Contractor of a 100% payment and performance bond with respect to its portion of the Tenant's Work. Prior to commencing any Tenant's Work in the Additional Space, Tenant shall provide Landlord with a list of emergency telephone numbers for all design professionals, Tenant's Contractors and materialmen which will be involved with the Tenant's Work. Such list shall be promptly revised by Tenant and delivered to Landlord in the event of any changes or additions thereto.
Landlord:	/s/ DBP
Tenant:	/s/ [ILLEGIBLE]
9/14/00

  Without in any limiting the provisions of Article 15 of the Original Lease, Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, its representatives and Landlord's managing agent, if any, harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of the performance of the Tenant's Work including, without limitation, by reason of (i) any disputes between or among any of Tenant, the Tenant's Contractors and materialmen, and any other person or entity, (ii) any accident or matter occurring in or about the Park or in or about the Building, causing injury to persons or damage to property, except to the extent such accident or other matter resulted from the negligence or otherwise tortious act of Landlord or Landlord's agents or employees, (iii) the failure of Tenant or any of the Tenant's Contractors or materialmen to fully and faithfully perform the obligations and observe the conditions of the Lease (as amended), or (iv) the negligence or otherwise tortious act of Tenant, any of the Tenant's Contractors or materialmen or anyone in or about the Park or in or about the Building on behalf of or at the invitation or right of Tenant.

3.
Prior to commencing the Tenant's Work, Tenant shall obtain all permits required by any governmental authority having jurisdiction and shall deliver copies thereof to Landlord. If, in connection with the review by any governmental authority of the plans and specifications for all or any portion of the Tenant's Work, any such governmental authority requires Tenant to make changes to the Construction Drawings, Tenant shall notify Landlord promptly of such required changes. All of the Tenant's Work shall be done in accordance with the Construction Drawings approved by Landlord, the requirements of all applicable laws, ordinances, regulations, codes and other requirements of governmental authorities and with the requirements of Landlord's underwriter. In addition, the Tenant's Work shall be performed in a thorough, first-class and workmanlike manner, shall incorporate only new first-quality materials and shall be in good and usable condition at the date of completion. At any time and from time to time during the performance of the Tenant's Work, Landlord, Landlord's architect and Landlord's other representatives may enter upon the Demised Premises and inspect the Tenant's Work and take such steps as they may deem necessary or desirable to assure the proper performance of the Tenant's Work and/or for the protection of the Demised Premises, the base building systems and/or any premises adjacent to the Demised Premises. Such inspection shall, however, be for Landlord's benefit only and may not be relied upon by Tenant or any other party.

4.
Tenant hereby appoints                        as its construction representative ("Tenant's Construction Representative") to act for Tenant with respect to all construction and construction related matters involving the Tenant's Work; provided, however, that Tenant may change Tenant's Construction Representative from time to time to another person who is skilled in the construction of tenant improvements in Class A office buildings or who is an officer or management level employee of Tenant, which change shall be effective upon receipt by Landlord of written notice of such change. During the construction of the Tenant's Work, Tenant's Construction Representative shall be generally available at the Additional Space. Tenant's Construction Representative shall have the authority to act on the Tenant's behalf at all times (including at all construction meetings and inspections) and specifically to bind Tenant with respect to all construction related matters including, but not limited to, scheduling changes, change orders and other cost changes.

5.
Prior to commencing performance of the Tenant's Work, and until the Tenant's Work has been completed in the manner set forth in this Exhibit, all Tenant's Contractors shall maintain the insurance coverages set forth on Schedule 1 to this Exhibit, in the minimum amounts specified therein or in such greater amounts as may be required by Landlord based upon the risks of the project or good insurance practices. All such insurance shall (i) name Landlord and any other parties designated by Landlord as additional insureds, (ii) be in companies licensed to do business in Pennsylvania and reasonably satisfactory to Landlord, and (iii) provide that the policies will not be changed, canceled or expire until at least thirty (30) days prior written notice has been given to

  Landlord. Evidence of all coverage shall be delivered to Landlord prior to any Tenant's Contractor commencing work in the Additional Space. The liability of Tenant and Tenant's Contractors shall not be limited because of the insurance required hereunder nor to the amounts thereof nor because of any exclusions from coverage in any insurance policy.

6.
Tenant shall comply, and shall cause all of the Tenant's Contractors and materialmen to comply, with all procedures and policies established by Landlord from time to time relating to construction by tenants in the Park. In addition, Tenant shall, and shall cause all of the Tenant's Contractors and materialmen to, comply with all applicable OSHA safety standards in connection with the performance of the Tenant's Work.

7.
The Tenant's Work shall be coordinated with all work being performed by Landlord and other occupants of the Park to the end that the Tenant's Work will not interfere with the operation of the Park (or any portion thereof) or interfere with or delay the completion of any other construction within the Park, and Tenant shall comply, and shall cause the Tenant's Contractors to comply, with all procedures and regulations prescribed by Landlord for integration of the Tenant's Work with that to be performed in connection with any other construction in the Park and in connection with the operation of the Park. The Tenant's Work shall be performed in a manner so as not to disturb or annoy other tenants or occupants of the Park and shall be performed only during such hours and under such conditions as shall be reasonably established by Landlord.

8.
Tenant and the Tenant's Contractors and materialmen shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of the Tenant's Work, for the removal of waste and debris resulting therefrom, and for any damage caused by them to any part of the Park, including the Demised Premises. Without limiting the foregoing in any way, Tenant shall keep, and shall cause the Tenant's Contractors and materialmen to keep, the common areas of the Building and the Park free and clear of all waste and debris, and shall remove all waste and debris from around their dumpsters on a daily basis. Furthermore, all elevators used by Tenant and the Tenant's Contractors and materialmen shall be kept free and clear of all waste and debris, and shall be appropriately protected from any damage which could result from such use. It shall be Tenant's responsibility to cause each of the Tenant's Contractors and materialmen to maintain continuous protection of adjacent property and improvements against damage by reason of the performance of the Tenant's Work. It also shall be Tenant's responsibility to cause each of the Tenant's Contractors and materialmen to properly protect the Tenant's Work. In the event that Tenant fails to fulfil its obligations under or to otherwise comply with, or to cause the Tenant's Contractors or materialmen to fulfill their obligations under or to otherwise comply with, the provisions of this Section 8, Landlord shall have the right to perform such obligations or to otherwise cause such compliance, and the cost thereof shall be paid by Tenant to Landlord within ten (10) days after receipt by Tenant of a bill therefor. With respect to any such failure in connection with the Tenant's Work, Landlord shall be permitted to deduct the amounts payable under this Section from the Tenant Allowance (as hereinafter defined).

9.
Neither Tenant nor any Tenant's Contractor or materialman may use any space within the Park for storage, handling or moving of materials or equipment and/or for the location of a field office or facilities for the employees of such Tenant's Contractor or materialman without obtaining Landlord's prior written approval for each such use. If Tenant or any Tenant's Contractor or materialman shall use any space in the Park for any or all of the aforesaid enumerated purposes or any other similar purpose without obtaining Landlord's prior written approval therefor, Landlord shall have the right to terminate such use and remove all of Tenant's or such Tenant's Contractor's or materialman's materials, equipment and other property from such space, without Landlord being liable to Tenant and/or to such Tenant's Contractor or materialman, and the cost of such termination and/or removal shall be paid by Tenant to Landlord within ten (10) days after receipt by Tenant of a bill therefor. With respect to any such use in connection with the Tenant's Work,

  Landlord shall be permitted to deduct the amounts payable under this Section from the Tenant Allowance.

10.
Tenant shall secure from all Tenant's Contractors and materialmen, and shall cause to be properly filed prior to the commencement of any of the Tenant's Work, effective waivers of mechanics liens. Copies of filed waivers shall be delivered to Landlord prior to the commencement of any of the Tenant's Work.

11.
Tenant shall promptly pay, or cause to be paid, all Tenant's Contractors performing the Tenant's Work and all materialmen supplying materials for the Tenant's Work. Should any lien be made or filed in connection with the Tenant's Work, Tenant shall bond against or discharge the same within (10) days after receiving notice thereof. If Tenant shall fail to cause such lien to be bonded against or to be discharged within such period, then, in addition to any other right or remedy which Landlord may have under the Lease (as amended), at law or in equity, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest at the Default Rate from the respective dates of Landlord's making of the payment and incurring of the cost and expense, shall constitute Additional Rent payable by Tenant under the Lease (as amended) and shall be paid by Tenant to Landlord on demand. With respect to any such lien in connection with the Tenant's Work, Landlord shall be permitted to deduct the amounts payable under this Section from the Tenant Allowance.

12.
Nothing set forth in the Lease (as amended) shall be deemed or construed as (i) a consent or request by Landlord, expressed or implied, by inference or otherwise, to any contractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific or general improvement, alteration or repair of or to the Demised Premises or of or to the Park or any improvement therein, or to any part thereof; or (ii) giving Tenant or any other person, firm or corporation any right to contract for or to perform any labor or furnish any services or materials that would permit or give rise to a lien against the Demised Premises, the Park or any part thereof. Notwithstanding anything in the Lease (as amended) nor any other writing signed by Landlord to the contrary, neither the Lease (as amended) nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was for the immediate use or benefit of Landlord.

13.
Tenant shall pay Landlord, within ten (10) days of being billed therefor, for the cost of any work or services provided by Landlord in connection with the Tenant's Work, including, without limitation the cost of (i) any architectural or engineering consultants engaged by Landlord to review Tenant's plans and specifications and the Tenant's Work, (ii) all structural, mechanical, plumbing, electrical, fire protection and other work required to extend or adapt the base building systems to the Tenant's Work, (iii) hoisting, rubbish removal (including the cost of renting and removing dumpsters and disposing of contents) and utilities. In addition to the foregoing, upon completion of the Tenant Work, Tenant shall pay Landlord a fee in the amount of three percent (3%) of the cost of the Tenant's Work. Notwithstanding anything contained in this Exhibit to the contrary, with respect to the Tenant's Work, Landlord shall be permitted to deduct the amounts payable under this Section 13 from the Tenant Allowance.

14.
Landlord shall provide Tenant with an allowance (the "Tenant Allowance") for the Tenant's Work and for the preparation of the Construction Drawings in connection therewith, in the amount of Two Hundred Fifty-Four Thousand Three Hundred Dollars ($254,300.00), an amount equal to Twenty Dollars ($20.00) per rentable square foot of the Additional Space. The Tenant Allowance shall be payable to Tenant in accordance with the provisions of this Section.

  Tenant shall submit to Landlord, on a monthly basis or as otherwise agreed, a copy of the Tenant's Contractors', materialmen's and design professionals' invoices for the Tenant's Work completed during the preceding month (or other agreed upon period), along with evidence that Tenant has approved such invoices and such additional documentation as Landlord may request. All invoices submitted by Tenant shall constitute a representation and warranty by Tenant that, to the best of its knowledge, (i) the sums claimed thereon are for labor and/or materials and/or services that have been completed, (ii) the labor and/or materials for which payment is requested conform to the Construction Drawings approved by Landlord and to all applicable laws, ordinances, codes and regulations, (iii) all such Tenant's Work was done in a good and workmanlike manner, and (iv) all materials were of the type and quality required and free of defects. Upon receipt of a partial unconditional waiver of liens from each of the Tenant's Contractors, materialmen and design professionals with respect to amounts invoiced and all other required documentation, Landlord shall pay to Tenant that portion of the Tenant Allowance allocable to such invoices. Tenant shall promptly make the corresponding payment to the Tenant's Contractors, materialmen and design professionals.

  With the final request for payment from the Tenant Allowance, Tenant shall provide Landlord with a copy of each of the Tenant's Contractors', materialmen's and design professionals' final invoice, a final unconditional waiver and release of liens from each of the Tenant's Contractors, materialmen and design professionals, a final certificate of occupancy from the Commonwealth of Pennsylvania, an electrical underwriters compliance certificate and such additional documentation as Landlord may request. Upon receipt thereof, Landlord shall make such final payment to Tenant, who promptly shall make the corresponding payment to the Tenant's Contractors, materialmen and design professionals.

  Notwithstanding anything to the contrary set forth herein, in the event that, based upon the Construction Drawings, the actual cost of constructing the Tenant's Work (including amounts payable to Tenant's design professionals and to Landlord pursuant to this Exhibit) is determined to be in excess of the Tenant's Allowance, Landlord shall only be obligated to advance the Landlord's Share of each request for payment. The term "Landlord's Share" means an amount which bears the same ratio to the amount requested as the Tenant Allowance bears to the actual cost of constructing the Tenant's Work, as described above. In no event shall Landlord be obligated to pay any amount in excess of the Tenant Allowance. In the event that any portion of the Tenant Allowance remains following the payment of all amounts payable therefrom hereunder, such remaining portion shall be applied as a rent credit against the installments of Fixed Rent and Additional Rent next coming due under the Lease (as amended) until exhausted.

  Notwithstanding anything contained in this Section 14 to the contrary, Landlord shall have the option (but not the obligation) to pay all or any portion of the Tenant Allowance directly to the Tenant's Contractors, materialmen and design professionals rather than directly to Tenant.

  Notwithstanding anything contained in this Exhibit to the contrary, Tenant shall be entitled to the Tenant Allowance only if and so long as the Lease (as amended) is in full force and effect and no Event of Default shall exist. Furthermore, notwithstanding anything contained in this Exhibit to the contrary, Landlord shall be entitled to first deduct from the Tenant Allowance those amounts payable to Landlord under Sections 8, 9, 11 and 13 above, as well as any amounts that Landlord has expended, or reasonably expects to expend, as a result of any failure of Tenant or any of Tenant's Contractors, materialmen or design professionals to comply with the terms of the Lease (as amended).

15.
Promptly following the final completion of all of the Tenant's Work, Tenant shall provide Landlord, at Tenant's sole cost and expense, with a complete set of as-built plans and specifications for the Tenant's Work.

SCHEDULE 1

TENANT'S CONTRACTORS' INSURANCE REQUIREMENTS

        Liability Limits: Tenant's Contractors' insurance policies must have limits not less than the following:

(1)	Workmen's Compensation		Statutory
(2)	Employer's Liability
		Each Accident	$100,000.00
		Disease, Policy Limit	$500,000.00
		Disease, Each employee	$100,000.00
(3)	Contractor's Comprehensive General Liability (Including Explosion, Collapse and Underground damage)
	(a)	Bodily Injury Single Limit per Occurrence	$2,000,000.00
	(b)	Property Damage Single Limit per Occurrence	$2,000,000.00
	(c)	Products and Completed Operations Insurance: Maintain for a minimum period of 3 years after final payment. Tenant's Contractors shall continue to provide evidence of such coverage annually.
	(d)	Contractual Liability (Hold Harmless Coverage):
		Bodily Injury Single Limit per Occurrence	$2,000,000.00
		Property Damage Single Limit per Occurrence	$2,000,000.00
	(e)	Personal Injury (with Employment Exclusion deleted): Aggregate	$2,000,000.00
	(f)	If the General Liability policy includes a General Aggregate, the General Aggregate shall be not less than the following	$2,000,000.00
(4)		Automobile Liability
	(a)	Bodily Injury Single Limit per Occurrence	$1,000,000.00
	(b)	Property Damage Single Limit per Occurrence	$1,000,000.00

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  Exhibit 10.22
SECOND AMENDMENT TO AGREEMENT OF LEASE
BACKGROUND